Exhibit 99.1

Investor Relations Contact

Michelle Ahlmann, 650.603.5200

Public Relations Contact

Dave Peterson, 650.603.5200

Updated: Mercury Interactive Corporation Reports Preliminary Second Quarter Results

MOUNTAIN VIEW, CALIF., — JULY 5, 2005 — Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), today announced that based on its preliminary review of its second quarter results, it expects to achieve between $200.0 million and $205.0 million in revenues for the second quarter of 2005, compared to the guidance of $205.0 million to $215.0 million which Mercury gave in its April 20, 2005 press release. Mercury expects that its non-GAAP fully diluted earnings per share for the second quarter will be between $0.30 and $0.35, compared to the non-GAAP earnings per share guidance of $0.33 to $0.37 in the April 20, 2005 press release. Mercury expects that its change in deferred revenue will be between zero and $10.0 million, below the guidance of $20.0 million to $30.0 million in the April 20, 2005 press release. This new range takes into account the expected revaluation of deferred revenue due to foreign exchange movements and a shortfall in new orders in the second quarter. The April 20, 2005 non-GAAP earnings per share guidance for the second quarter had been adjusted to exclude the following GAAP items: stock based compensation and amortization of intangible assets related primarily to previous acquisitions of $3.9 million. The new non-GAAP earnings per share estimates also exclude $16.0 million which Mercury expects to incur in the second quarter for the write down of certain technology related to a license from Motive, Inc. and certain other expenses discussed below.

“The disappointing second quarter results are due primarily to a shortfall in Europe,” stated Mercury Chairman and Chief Executive Officer Amnon Landan. “Mercury has a large market opportunity, strong competitive position, and global customer base. We have also been engaged over the past several months in a thorough review of our business operations and are now taking proactive actions to position us to execute in the second half of 2005. These actions will result in third quarter restructuring charges.”

In response to an informal inquiry of the Securities and Exchange Commission entitled In the Matter of Certain Option Grants, which was initiated by the SEC in November 2004, the Company’s Board of Directors has appointed a Special Committee consisting of disinterested members of the Audit Committee to conduct an internal investigation relating to past stock option grants. The Special Committee is being assisted by independent outside legal counsel and accounting experts. Mercury continues to fully cooperate with both of these inquiries.

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These inquiries could cause the Company to restate its financial statements for prior periods. Both the SEC inquiry and the Special Committee investigation are ongoing. Mercury is unable to determine at this time whether a restatement will be necessary, and if so, the years affected and the amounts involved. The Company does not believe that a restatement would have an impact on its historical revenues, cash position, or non-stock option related operating expenses.

The Company estimates that it has incurred approximately $1.0 million of unanticipated expenses in the second quarter of 2005 for both the Special Committee investigation and the SEC inquiry, which are excluded in the non-GAAP earnings per share estimates being provided in this press release.

The Company assumes no duty to update the information contained in this press release.

Q2 2005 EARNINGS CONFERENCE CALL

Mercury will host a conference call at 2 p.m. Pacific Standard Time on July 28, 2005. At such time, Mercury will address in greater detail its second quarter results, its restructuring plans for the second half of 2005, and update its guidance for the second half of 2005.

ABOUT MERCURY

Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services to govern the priorities, people and processes of IT; deliver and manage applications; and integrate IT strategy and execution. Customers worldwide rely on Mercury offerings to improve quality and performance of applications and manage IT costs, risks and compliance. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

FORWARD LOOKING STATEMENTS

The press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance for the second quarter of fiscal 2005, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual second quarter results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the results of the Special Committee investigation and the informal SEC inquiry; 2) charges for the write down of certain technology assets in the second quarter, and second quarter costs incurred by Mercury in connection with the Special Committee investigation and the SEC inquiry; 3) second quarter 2005 revenues, expenses and earnings per share; 4) the mix of perpetual and term licenses in the second quarter and the effect of the timing of the recognition of

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revenue from products sold under term licenses; 5) Mercury has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurred at the end of the second quarter it could negatively impact its operating results for that quarter; 6) the expected effect of foreign exchange movements; 7) the amount of restructuring charges to be incurred by Mercury in the third quarter; 8) dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 9) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123; and 10) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2004, and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of July 5, 2005, and Mercury undertakes no duty to update this information.

NON-GAAP FINANCIAL INFORMATION

The Company’s management uses the non-GAAP results in its own evaluation of performance and as an additional baseline for assessing the future earnings potential of the Company. The Company’s management also uses the non-GAAP results for budget planning purposes on a quarterly basis and for determining executive compensation.

Non-GAAP results are not to be considered in isolation and are not in accordance with, or a substitute for, GAAP results and may be different from similar measures used by other companies, even if similar terms are used to identify such measures. Although the Company’s management finds its non-GAAP results useful in evaluating the performance of its business, its reliance on these measures is limited because items excluded from such measures often have a material impact on the Company’s net income and net income per share calculated in accordance with GAAP. Therefore, the Company’s management typically uses its non-GAAP results in conjunction with GAAP results, to address these limitations. Investors should also consider these limitations when evaluating the results of the Company.

While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental measure since, with the reconciliation from non-GAAP to GAAP financial information; it may provide additional insight into its financial results. For example, the non-GAAP results provide an indication of the Company’s baseline performance before the effects of business combination adjustments and other charges that are considered by management to be outside of the Company’s core operational results. The Company believes that presenting the non-GAAP results provides investors with an additional tool for evaluating the performance of the Company’s business, particularly on a comparative basis from period to period. The non-GAAP financial measures are presented by the Company in order to give investors further information about historical and expected results and increase their ability to compare financial information from period to period.

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Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com